UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

INDEPENDENCE REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	26-4567130
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Two Liberty Place 50 S. 16th Street, Suite 3575 Philadelphia, PA	19102
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this Form relates:

N/A

Securities to be registered pursuant to Section 12(g) of the Act:

None

EXPLANATORY NOTE

This Registration Statement on Form 8-A is being filed by Independence Realty Trust, Inc., a Maryland corporation (the “Company”), in connection with the registration of its common stock, par value $0.01 per share (the “Common Stock”), pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, and the transfer of the listing of the Company’s Common Stock from the NYSE MKT to the New York Stock Exchange (the “NYSE”). Upon the commencement of trading of the Common Stock on the NYSE, the Company will voluntarily withdraw the Common Stock from listing on the NYSE MKT.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The capital stock to be registered is the Company’s Common Stock. For a description of the Common Stock, reference is made to the information set forth under the heading “Description of Capital Stock” included in Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-218130) originally filed with the Securities and Exchange Commission on May 19, 2017, as amended on June 14, 2017, and as further amended by any amendments to such Registration Statement which description is incorporated herein by reference.

Item 2. Exhibits.

None.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

INDEPENDENCE REALTY TRUST, INC.

Date: July 21, 2017

	By:	/s/ James J. Sebra
	Name:	James J. Sebra
	Title:	Chief Financial Officer and Treasurer